Exhibit 10.89

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    Coast

                               Security Agreement

Debtor:           GREENMAN TECHNOLOGIES, INC.,
                  a Delaware corporation

Address:          7 Kimball Lane, Bldg. A
                  Lynnfield, MA  01940

Date:             January 31, 2001

This Security Agreement ("Agreement") is entered into as of the above date at Los Angeles, California, between the above-named debtor (the "Debtor"), whose chief executive office is set forth above ("Debtor's Address"), and Coast Business Credit, a division of Southern Pacific Bank ("Coast"), whose address is 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025.

1. DEFINITIONS OF OBLIGATIONS AND COLLATERAL; GRANT OF SECURITY INTEREST.

      1.1 Obligations. The term "Obligations" as used in this Agreement shall mean and include each and all of the following: the obligation to pay and perform when due all indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of Debtor to Coast, whether heretofore, now or hereafter existing, owing or arising; whether primary, secondary, direct, absolute, contingent, fixed, secured or unsecured; joint or several, monetary or non-monetary; and whether created pursuant to, or caused by Debtor's breach of, this Agreement, or any other present or future agreement or instrument, or created by operation of law or otherwise. The Obligations include without limitation the obligations of Debtor under that certain Continuing Guaranty in favor of Coast (the "Continuing Guaranty") with respect to the Indebtedness, as defined in Section 1 of the Continuing Guaranty, of GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies, Inc. of Georgia, and all extensions and renewals thereof.

      1.2 Collateral. As security and collateral for all Obligations, Debtor hereby grants to Coast a continuing security interest in, and assigns to Coast, all of Debtor's interest in the types of property described below, whether now owned or hereafter acquired and wherever located, together with all proceeds (including insurance proceeds), substitutions, accessions and products thereof (collectively referred to as "Collateral"): All accounts, contract rights, chattel paper, and instruments, and all other obligations now or hereafter owing to Debtor (hereinafter sometimes collectively referred to as "Accounts") and all right, title and interest of Debtor in, and all of Debtor's rights and remedies with respect to, all goods, the sale or other disposition of which gives rise to any Account, including, without limitation, all returned, reclaimed and repossessed goods and all rights of stoppage in transit, replevin, reclamation, and all rights as an unpaid vendor and all inventory, goods, merchandise, materials, raw materials, work in process, finished goods, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in Debtor's business, including, without limitation, any and all of the foregoing which are returned, repossessed, reclaimed or stopped in transit, and all warehouse receipts and other documents or instruments now or hereafter issued with respect to any of the foregoing; and all equipment, goods, machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, supplies, materials, tools, machine tools, office equipment, appliances, apparatus, parts, dies, jigs, and chattels; and all deposit accounts and general intangibles (including, but not limited to, tax refunds, goodwill, name, drawings, trademarks, blueprints. trade names, trade secrets, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, royalties, licenses, processes, and all other rights, privileges and franchises); and all investment property of Debtor; and all personal property of Debtor which comes into Coast's possession, custody or control; and all tangible and intangible personal property in which Coast now has or hereafter acquires a security interest to secure any or all of the Obligations; and all substitutions, additions and accessions to any or all of the foregoing items of


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Collateral; and all guaranties of and security for any and all of the foregoing;
and all books and records relating to any and all of the foregoing and the equipment containing said books and records. Payment and performance of the Obligations are collateralized by the Collateral and by any security interest created in any other agreement now or hereafter existing between Coast and Debtor unless such other agreement is a deed of trust or other security instrument having real property or rents from real property as its subject matter and expressly provides to the contrary.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

      Debtor represents and warrants that each of the following representations and warranties now is and hereafter will continue to be true and correct in all respects and Debtor has and will timely perform each of the following covenants:

      2.1 Corporate Existence and Power. Debtor is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Debtor is and will continue to be qualified and licensed to do business in all jurisdictions in which the nature of the business transacted by it, or the ownership or leasing of its property, makes such qualification or licensing necessary, and Debtor has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter be, conducted.

      2.2 Authority. Debtor is, and will continue to be, authorized to enter into, to grant security interests in its property pursuant to, and to perform its obligations under, this Agreement, and all other instruments and transactions contemplated herein. The execution, delivery and performance by Debtor of this Agreement, and all other instruments and transactions contemplated herein have been validly authorized, are enforceable against the Debtor in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon Debtor, or any of its property, including, without limitation, Debtor's Certificate of Incorporation, ByLaws and any Shareholder Agreements.

      2.3 Name; Trade Names and Styles. Debtor has set forth above its correct name. All prior names of Debtor and all fictitious names, trade names and trade styles by which Debtor has been, or is now, known are set forth on the Schedule
2.3 attached hereto. Debtor shall provide Coast with fifteen (15) days' advance written notice prior to doing business under any other name, fictitious name, trade name or trade style. Debtor has complied, and will hereafter comply, with all laws relating to the conduct of business under, the ownership of property in, and the renewal or continuation of the right to use, a corporate, fictitious or trade name or trade style.

      2.4 Place of Business; Location of Collateral. Debtor's chief executive office is, and will continue to be, located at Debtor's Address and all of Debtor's books and records, including, but not limited to, the books and records relating to Debtor's Accounts, are and will be maintained at Debtor's Address unless and until Coast shall otherwise consent in writing. In addition to Debtor's Address, Debtor has places of business and Collateral is located only at the locations set forth on the Schedule 2.4 attached hereto. Debtor will provide Coast with at least fifteen (15) days advance written notice if Debtor moves any of the Collateral, or obtains any additional sites for the conduct of Debtor's business or the location of any Collateral.

      2.5 Title to Collateral; Liens. Debtor is now, and will at all times hereafter be, the lawful and sole owner of all the Collateral. With the exception of the security interest granted Coast, the Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims. Coast now has, and will have, a perfected and enforceable first priority security interest in all of the Collateral, and Debtor will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to constitute a fixture thereto. Debtor is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Debtor's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee. beneficiary under a deed of trust, lien or otherwise), Debtor shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, whatever waivers and subordinations that Coast specifies, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Debtor will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

      2.6 Maintenance of Collateral. Debtor has maintained and will maintain the Collateral and all of its assets in good working condition, at Debtor's expense. Debtor will not use the Collateral or any of its other properties for any unlawful purpose and will not secrete or abandon the Collateral. Debtor will immediately advise Coast in writing of any material loss or depreciation of the Collateral.

      2.7 Books and Records. Debtor has maintained and will maintain at Debtor's Address complete and accurate books and records comprising an accounting system in accordance with generally accepted accounting principles.

      2.8 Financial Condition and Statements. All financial statements now or hereafter delivered to Coast have been, and will be, prepared in conformity with generally accepted accounting principles and now and hereafter will completely and accurately reflect the financial condition of


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Debtor, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition, operations or any other status of the Debtor. Debtor is now and will continue to be solvent in both the "equity" and "bankruptcy" sense. Debtor will deliver to Coast a copy of all financial statements prepared with respect to Debtor no later than five (5) days after the preparation or receipt thereof by Debtor. Debtor will cause to be prepared, and will provide Coast (i) within forty-five (45) days following the end of each fiscal quarter, complete quarterly financial statements, and (ii) within ninety (90) days following the end of Debtor's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Coast.

      2.9 Tax Returns and Payments; Pension Contributions. Debtor has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state or local law. Debtor has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or hereafter owed by Debtor. Debtor may defer payment of any contested taxes provided that Debtor (i) in good faith contests Debtor's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of and any material development in such proceedings, and (iii) posts bonds or takes any other steps required to keep such contested taxes from becoming a lien against or charge upon any of the Collateral or other properties of Debtor. Debtor shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Debtor. Debtor is unaware of any claims or adjustments proposed for any of Debtor's prior tax years which could result in additional taxes becoming due and payable by Debtor. Debtor has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Debtor has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Debtor, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. When requested, Debtor will furnish Coast with proof satisfactory to Coast of Debtor's making the payment or deposit of all such taxes and contributions, such proof to be delivered within five (5) days after the due date established by law for each such payment or deposit. If Debtor fails or is unable to pay or deposit such taxes or contributions, Coast may, but is not obligated to, pay the same and treat all such advances as additional Obligations of Debtor. Such advances shall bear interest at the highest interest rate applicable to any of the Obligations.

      2.10 Compliance with Law. Debtor has complied, and will comply, with all provisions of all foreign, federal, state and local laws and regulations relating to Debtor, including, but not limited to, those relating to Debtor's ownership of real or personal property, conduct and licensing of Debtor's business and employment of Debtor's personnel.

      2.11 Litigation. There is no claim, suit, litigation, proceeding or investigation pending or threatened by or against or affecting Debtor in any court or before any regulatory commission, board or other governmental agency (or any basis therefor known to Debtor) which might result, either separately or in the aggregate, in any adverse change in the business or condition of Debtor, or in any impairment in the ability of Debtor to carry on its business in substantially the same manner as it is now being conducted. Debtor will immediately inform Coast in writing of any claim, proceeding, litigation or investigation hereafter threatened or instituted by or against Debtor.

      2.12 Continuing Effect. All representations, warranties and covenants of Debtor contained in this Agreement and any other agreement with Coast shall be true and correct at the time of the effective date of each such agreement and shall be deemed continuing and shall remain true, correct and in full force and effect until payment and satisfaction in full of all of the Obligations, and Debtor acknowledges that Coast is and will be expressly relying on such representations, warranties and covenants.

3. ADDITIONAL DUTIES OF DEBTOR.

      3.1 Insurance. Debtor shall, at all times, at Debtor's expense, insure all of the Collateral and carry such other business insurance with insurers acceptable to Coast. in such form and amounts as Coast may require. All such insurance policies shall name Coast as an additional loss payee, shall provide that proceeds payable thereunder be payable directly to Coast unless written authority to the contrary is obtained. and shall also provide that no act or default of Debtor or any other person shall affect the right of Coast to recover thereunder and shall contain a lenders loss payee endorsement in form acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole and absolute discretion. If Debtor fails to provide or pay for any such insurance, Coast may, but is not obligated to, procure the same at Debtor's expense. Debtor agrees to deliver to Coast, promptly as rendered, copies of all reports made to all insurance companies.

      3.2 Reports. At its expense, Debtor shall report, in form satisfactory to Coast, such information as Coast may from time to time specify regarding Debtor or the Collateral: such reports shall be rendered with such frequency as Coast may specify. All reports furnished Coast shall be complete and accurate in all respects.

      3.3 Access to Collateral, Books and Records. At any time Coast, or its agents, shall have immediate access to the Collateral and any other property of Debtor, wherever located. Coast shall have the right to audit and copy Debtor's


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books and records and accounts including accountants' reports wherever located
(hereinafter collectively the "Records"). Debtor hereby irrevocably authorizes and directs any of the officers, agents, accountants and attorneys having possession or control of any of the Records (including computer records) to physically deliver or make same available to Coast upon Coast's request. Debtor waives the benefit of any accountant-client privilege or other evidentiary privilege precluding or limiting the disclosure, divulgence or delivery of any of the Records. Coast shall have the right to possession of, or to move to the premises of Coast or any agent of Coast, for so long as Coast may desire, all or any part of the Records.

      3.4 Negative Covenants. Debtor shall not, without Coast's prior written consent, do any of the following:

            (i) merge or consolidate with another corporation or entity, except in a transaction in which (A) the shareholders of the Debtor hold at least 50% of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, and (B) the Debtor is the surviving corporation;

            (ii) acquire any assets, except in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of $100,000 each fiscal year;

            (iii) enter into any other transaction outside the ordinary course of business;

            (iv) sell or transfer any Collateral, except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

            (v) store any Inventory or other Collateral with any warehouseman or other third party;

            (vi) make any loans of any money or other assets, except (A) advances to customers or suppliers in the ordinary course of business, (B) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (C) loans to employees, officers and directors for the purpose of purchasing equity securities of the Debtor;

            (vii) incur or permit to exist any debts or liability resulting in monthly expenses in excess of $100,000 per month in the aggregate;

            (viii) except for the Continuing Guaranty, guarantee or otherwise become liable with respect to the obligations of another party or entity;

            (ix) pay or declare any dividends on Debtor's stock (except for dividends payable solely in stock of Debtor);

            (x) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Debtor's stock, except that Debtor may repurchase stock owned by employees, directors and consultants of Debtor pursuant to employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with the Debtor, for an aggregate purchase price not to exceed $100,000 in any fiscal year;

            (xi) make any change in Debtor's capital structure which would have a material adverse effect on Debtor or on the prospect of repayment of the Obligations; provided, however, that Debtor may convert 320,000 shares of its Series B Preferred Stock currently owned by Republic Services of Georgia, LP, a Georgia limited partnership (as successor to United Waste Service, Inc.) ("Republic") for shares of its Common Stock pursuant to the terms of that certain Asset Purchase Agreement, dated September 4, 1998, between United Waste Service, Inc., on the one hand, and Debtor and Greenman Acquisition Corporation, a Delaware corporation, on the other hand, as amended by that certain Amendment to the Asset Purchase Agreement, dated August 21, 2000 (the "Amendment"), between Debtor and Republic (collectively, the "Purchase Agreement"). Notwithstanding the foregoing, Debtor agrees not to exercise, without Coast's prior written consent, its option pursuant to the Amendment to pay Republic $1,5000,000 cash as part of the conversion price as set forth in Section 1.2 of the Amendment; or

            (xii) dissolve or elect to dissolve.

      Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

      3.5 Notification of Changes. Debtor will promptly notify Coast in writing of any change of its officers. directors, or key employees, the death of any partner or joint venturer, any purchase out of the regular course of Debtor's business and any adverse or material change in the business or financial affairs of Debtor.

      3.6 Litigation Cooperation. Should any suit or proceeding be instituted by or against Coast with respect to any Collateral or for the collection or enforcement of any Account, or in any manner relating to Debtor, Debtor shall, without expense to Coast, and wherever and whenever designated by Coast, make available Debtor and its officers, employees and agents and Debtor's Records to the extent that Coast may deem necessary in order to prosecute or defend any such suit or proceeding.

      3.7 Execute Additional Documentation. Debtor agrees, at its expense, on demand by Coast, to execute all documents in form satisfactory to Coast, as Coast, in its sole discretion, may deem necessary or useful in order to perfect and maintain Coast's perfected first-priority or any other security interest in the Collateral, and in order to fully


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consummate all of the transactions contemplated under this Agreement.

4. EVENTS OF DEFAULT AND REMEDIES.

      4.1 Events of Default. If any of the following events shall occur, such an occurrence shall constitute an "Event of Default" and Debtor shall provide Coast with immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Coast by Debtor or any of Debtor's officers, employees or agents now or hereafter shall be incorrect, false, untrue or misleading in any material respect; or (b) Debtor shall fail to perform when due any term or condition contained in this Agreement or any other agreement between Coast and Debtor; or (c) Debtor shall fail to pay or perform any other Obligation when due; or (d) Any loss, theft, or substantial damage to, or destruction of, any or all of the Collateral (unless within five (5) days after the occurrence of any such event, Debtor furnishes Coast with evidence satisfactory to Coast that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies designating Coast as the exclusive additional named insured); or (e) A material impairment of the prospect of payment or performance of the Obligations or a material impairment of the value of the Collateral or any impairment in the priority of Coast's security interest; or (f) Any event shall arise which may result or actually results in the acceleration of the maturity of the indebtedness of Debtor to others under any loan or other agreement or undertaking; or (g) Any levy, assessment, attachment, seizure, lien or encumbrance for any cause or reason whatsoever, upon all or any part of the Collateral or any other asset of Debtor (unless discharged by payment, release or fully bonded against not more than ten
(10) days after such event has occurred); or (h) Dissolution, termination of existence, insolvency or business failure of Debtor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against, Debtor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect; or entry of a court or governmental order which enjoins, restrains or in any way prevents Debtor from conducting all or any part of its business; or (i) A notice of lien, levy or assessment is filed of record with respect to any of Debtor's assets by the United States or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts now or hereafter owing to any one or more of them becomes a lien upon all or any of the Collateral or any other assets of Debtor (other than a lien for real property taxes which are not yet due and payable); or (j) Death, insolvency or incompetency of any guarantor of the Obligations; appointment of a conservator or guardian of the person of any such guarantor; appointment of a conservator, guardian, trustee, custodian or receiver of all or any part of the assets, property or estate of, any such guarantor; revocation or termination of, or limitation of liability upon, any guaranty of the Obligations; or commencement of proceedings by or against any guarantor or surety for Debtor under any bankruptcy or insolvency law; or (k) Debtor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (l) Debtor shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any such agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Debtor; or Debtor shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall make any transfer of its property to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid; or (m) Coast at any time, acting in good faith and in a commercially reasonable manner, deems itself insecure because of (i) the occurrence of an event prior to the effective date hereof of which Coast had no knowledge on the effective date or (ii) the occurrence of an event on or subsequent to the effective date.

      4.2 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Debtor), may do any one or more of the following: (a) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (b) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Debtor hereby authorizes Coast without judicial process to enter onto any of the Debtor's premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as Coast deems necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any or all of the Collateral by Court process, Debtor hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Coast retain possession of and not dispose of any such Collateral until after trial or final judgment; (c) Require Debtor to assemble any or all of the Collateral and make it available to Coast at a place or places to be designated by Coast which are reasonably convenient to Coast and Debtor, and to remove the Collateral to such locations as Coast may deem advisable; (d) Complete processing, manufacturing or repair of all or any portion of the Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Debtor's premises, vehicles, hoists, lifts, cranes, equipment


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and all other property without charge. Without limiting any security interest granted Coast in other provisions of this Agreement or any other agreement, for the purpose of completing manufacturing, processing or repair of Collateral and the disposition thereof, Coast is hereby granted a security interest in, and Coast and any purchaser from Coast may use without charge, all of the Debtor's plant, machinery, equipment, labels, licenses, processes, patents, patent applications, copyrights, names, trade names, trademarks, trade secrets, logos, advertising material and all other assets, and may also utilize all of Debtor's rights under any license or franchise agreement; (d) Sell, ship, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time Coast obtains possession or after further manufacturing, processing or repair, at any one or more public and/or private sales (including execution sales), in lots or in bulk, for cash, exchange or other property or on credit and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Debtor's premises without charge for such time or times as Coast deems fit, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Debtor of any liability Debtor may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (f) Demand payment of, and collect any Accounts and general intangibles comprising part or all of the Collateral and, in connection therewith, Debtor irrevocably authorizes Coast to endorse or sign Debtor's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Debtor and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (g) Demand and receive possession of any of Debtor's federal and state income tax returns and the Records utilized in the preparation thereof or referring thereto. All attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

      4.3 Standards for Determining Commercial Reasonableness. Debtor and Coast agree that the following conduct by Coast with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by Coast, including, but not limited to, Coast's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Debtor and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted, at any place designated by Coast, with or without the Collateral being present, and which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Debtor expressly agrees that, with respect to any disposition of Accounts, instruments and general intangibles (collectively "Receivables"), it shall be commercially reasonable for Coast to direct any prospective acquirer thereof to ascertain directly from Debtor any and all information (and Coast shall not be required to maintain records of, or answer any inquiries) concerning the Receivables offered for disposition, including, but not limited to, the terms of payment, aging and delinquency, if any, of the Receivables, the financial condition of any obligor or account debtor thereon or guarantor thereof, any collateral therefor and the condition and location of the goods, if any, that are the subject of any of the Receivables.

      4.4 Application of Proceeds. All proceeds realized as the result of any disposition of the Collateral shall be applied by Coast first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations and third to the principal of the Obligations in any order determined by Coast in its sole discretion. The surplus, if any, shall be paid to Debtor; if any deficiency shall arise, Debtor shall remain liable to Coast therefor. If, as a result of the disposition of any of the Collateral, Coast directly or indirectly enters into a credit transaction with any third party, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of such credit transaction or deferring the reduction thereof until the actual receipt by Coast of cash therefor from such third party.

      4.5 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under any and all other applicable laws and in any other instrument or agreement now or hereafter entered into between Coast and Debtor and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

5. POWER OF ATTORNEY.

      Debtor grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time after the occurrence of an Event of Default, at its


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Coast Business Credit Security Agreement                      Security Agreement
--------------------------------------------------------------------------------

option, but without obligation, with or without notice to Debtor, and at Debtor's expense, to do any or all of the following, in Debtor's name or otherwise: (a) Execute on behalf of Debtor any documents that Coast may, in its sole and absolute discretion, deem advisable in order to perfect, maintain or improve Coast's security interest in the Collateral or other real or personal property intended to constitute Collateral, or in order to exercise a right of Debtor or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;
(b) Execute on behalf of Debtor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest; (c) Execute on behalf of Debtor, any invoices relating to any Account, any draft against any Account debtor and any notice to any Account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Debtor upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession: (e) To receive and open all mail addressed to Debtor; and to notify the Post Office authorities to change the address for the delivery of mail addressed to Debtor to such other address as Coast may designate, including, but not limited to, Coast's own address; Coast shall turn over to Debtor all of such mail not relating to the Collateral; (f) Endorse all checks and other forms of remittances received by Coast "Pay to the Order of Coast Business Credit Corporation," or in such other manner as Coast may designate; (g) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim In or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (h) Grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value and execute all releases and other documents in connection therewith; (i) Pay any sums required on account of Debtor's taxes or to secure the release of any liens therefor, or both; (j) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (k) Take any action or pay any sum required of Debtor pursuant to this Agreement and any other present or future agreements. Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Debtor.

6. TERM.

      This Agreement shall continue in effect until all of the Obligations have been paid and performed in full and all agreements between Coast and Debtor have been terminated.

7. NOTICES.

      7.1 All notices to be given hereunder shall be in writing and shall be served either personally or by depositing the same in the United States mail, postage prepaid, by regular first class mail, or by certified mail, return receipt requested, addressed to Coast or Debtor at the addresses shown above, or at any other address as shall be designated by one party in a written notice to the other party. Any such notice shall be deemed to have been given upon delivery in the case of notices personally delivered to Debtor or to an officer of Coast, or at the expiration of two (2) business days following the deposit thereof in the United States mail, with postage prepaid. If Debtor is a corporation, the service upon any member of the Board of Directors, of finer, employee or agent shall constitute service upon the corporation.

8. GENERAL WAIVERS.

      The failure of Coast at any time or times hereafter to require Debtor to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Debtor and Coast shall not waive or diminish any right of Coast thereafter to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or other agreement now or hereafter executed by Debtor and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an officer of Coast and delivered to Debtor. Debtor waives the benefit of all statute(s) of limitations in any action or proceeding based upon or arising out of this Agreement or any other present or future instrument or agreement between Coast and Debtor. Debtor waives any and all notices or demands which Debtor might be entitled to receive with respect to this Agreement, or any other agreement by virtue of any applicable law. Debtor hereby waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, Account, general intangible, document or guaranty at any time held by Coast on which Debtor is or may in any way be liable, and notice of any action taken by Coast unless expressly required by this Agreement. Debtor hereby ratifies and confirms whatever Coast may do pursuant to this Agreement and agrees that Coast shall not be liable for (a) the safekeeping of the Collateral or any loss or damage thereto, or diminution in value thereof, from any cause whatsoever, or (b) any act or omission of any carrier, warehouseman, bailee, forwarding agent or other person, or (c) any act of commission or any omission by Coast or its officers,


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Coast Business Credit Security Agreement                      Security Agreement
--------------------------------------------------------------------------------

employees, agents, or attorneys, or any of its or their errors of judgment or mistakes of fact or law.

9. ATTACHMENT WAIVERS.

      To the extent that Coast, in its sole and absolute discretion. determines, prior to the disposition of all of the Collateral, that the amount to be realized by Coast from the disposition of all of the Collateral may be less than the amount of the Obligations, and to the full extent of any such anticipated deficiency, Debtor waives the benefit of Section 483.010 (b) of the California Code of Civil Procedure and of any and all other statutes requiring Coast to first resort to and exhaust all of the Collateral before seeking or obtaining any attachment remedy against Debtor, and Debtor expressly agrees that, to the extent of such anticipated deficiency, Coast shall have all of the rights of an unsecured creditor, including, but not limited to, the right of Coast, prior to the disposition of all of the Collateral, to obtain a temporary protective order and writ of attachment or other available remedy. Coast shall have no liability to Debtor if the actual deficiency realized by Coast is less than the anticipated deficiency on the basis of which Coast obtained a temporary protective order or writ of attachment. In the event Coast should seek a temporary protective order, or writ of attachment, or both, Debtor hereby irrevocably waives any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition precedent to the issuance of any temporary protective order or writ of attachment.

10. ATTORNEYS' FEES AND COSTS.

      Debtor shall forthwith pay to Coast the amount of all attorneys' fees and all filing, recording, publication, search and other costs incurred by Coast pursuant to this Agreement, or any other present or future agreement or in connection with any transaction contemplated hereby, or with respect to the Collateral or the defense or enforcement of its interests (whether or not Coast files a lawsuit against Debtor). Without limiting the generality of the foregoing, Debtor shall, with respect to each and all of the foregoing, pay all attorneys' fees and costs Coast incurs in order to: obtain legal advice; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account debtors; commence, intervene in, respond to, or defend any action or proceeding; initiate any complaint to be relieved of the effect of the automatic stay in bankruptcy in order to commence or continue any foreclosure or other disposition of the Collateral or to commence, defend or continue any action or other proceeding in or out of bankruptcy against Debtor or relating to the Collateral; file or prosecute a claim or right in any action or proceeding, including, but not limited to, any probate claim, bankruptcy claim, third-party claim, secured creditor claim or reclamation complaint; examine, audit, count, test, copy, or otherwise inspect any of the Collateral or any of Debtor's books and records; or protect, obtain possession of, lease, dispose of, or otherwise enforce any security interest in or lien on, the Collateral or represent Coast in any litigation with respect to Debtor's affairs. If either Coast or Debtor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees, including, but not limited to, attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Coast may be entitled pursuant to this Paragraph shall immediately become part of Debtor's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

11. LIMITATION OF ACTIONS.

      Debtor agrees that any claim or cause of action by Debtor against Coast, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Coast, its directors, officers, employees, agents, accountants or attorneys, relating in any way to Debtor, shall be barred unless asserted by Debtor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within six (6) months after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Coast, or on any other person authorized to accept service on behalf of Coast, within thirty (30) days thereafter. Debtor agrees that such six month period of time is a reasonable and sufficient time for Debtor to investigate and act upon any such claim or cause of action. The six month period provided herein shall not be waived, tolled, or extended except by the written consent of Coast in its sole and absolute discretion. This provision shall survive any termination, however arising, of this Agreement, and any other present or future agreement.

12. GENERAL PROVISIONS.

      12.1 Severability. Should any provision, clause or condition of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement.

      12.2 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith shall be construed as the entire and complete agreement between Debtor and Coast and shall supersede all prior negotiations, all of which are merged and integrated herein.

      12.3 Amendment. The terms and provisions of this Agreement may not be waived or amended except in a writing executed by Debtor and a duly authorized officer of Coast.


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Coast Business Credit Security Agreement                      Security Agreement
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      12.4 Time of Essence. Time is of the essence in the performance by Debtor of each and every obligation under this Agreement.

      12.5 Mutual Waiver of Jury Trial. Debtor and Coast each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Agreement or any other present or future instrument or agreement between Coast and Debtor, or any conduct, acts or omissions of Coast or Debtor any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Coast or Debtor.

      12.6 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that Debtor may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall relieve Debtor or any guarantor from its liability for the Obligations.

      12.7 Joint and Several Liability. The liability of each Debtor shall be joint and several and the compromise of any claim with, or the release of, any Debtor shall not constitute a compromise with, or a release of, any other Debtor.

      12.8 Paragraph Headings; Construction. Paragraph headings are used herein for convenience only. Debtor acknowledges that the same may not describe completely the subject matter of the applicable paragraph, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof. This Agreement have been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Debtor under any rule of construction or otherwise.

      12.9 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Debtor shall be governed by and in accordance with the laws of the State of California. Any undefined term used in this Agreement that is defined in the California Uniform Commercial Code shall have the meaning therein assigned to that term. As a material part of the consideration to Coast to enter into this Agreement, Debtor
(i) agrees that all actions and proceedings relating directly or indirectly hereto shall, at Coast's option, be litigated in courts located within California. and that the exclusive venue therefor shall be Los Angeles County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Debtor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

Debtor:  GREENMAN TECHNOLOGIES, INC.,
         a Delaware corporation

      By /s/ Robert H. Davis
        ---------------------------------------------
      Title: President
             ----------------------------------------

      By /s/ Charles E. Coppa
        ---------------------------------------------
      Title: President
             ----------------------------------------

Coast:   COAST BUSINESS CREDIT,
         a division of Southern Pacific Bank

      By Richard Banovitz
        ---------------------------------------------
      Title VP - Underwriting
           ------------------------------------------

                                                                    Schedule 2.3

Prior Names of Debtor

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Fictitious Names, Trade Names, and Trade Styles of Debtor

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                                       10

                    Coast Business Credit Security Agreement

                                  Schedule 2.4

Other Addresses and Other Locations of Collateral

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